Solar Senior Capital Ltd. Announces Quarter and Fiscal Year Ended December 31, 2015 Financial Results; Declares Monthly Dividend of $0.1175 per Share for March 2016

NEW YORK, NY -- (Marketwired - February 24, 2016) - Solar Senior Capital Ltd. (the "Company" or "SUNS") (NASDAQ: SUNS) today reported net investment income of $4.1 million, or $0.35 per share, for the quarter ended December 31, 2015. For fiscal year 2015, net investment income, excluding non-recurring expenses, was $16.2 million or $1.40 per average share. Including approximately $0.8 million of non-recurring expenses related to the amendment and extension of our credit facility, the Company's net investment income was $15.4 million, or $1.33 per share, for the year ended December 31, 2015. The Company's reported taxable income for the year ended December 31, 2015 exceeded the cumulative distributions paid to shareholders for 2015.

At December 31, 2015, the net asset value (NAV) per share was $16.33. The majority of the decline in NAV from the prior quarter was due to a mark-to-market technical impact on investment fair values. At December 31, the fair value of the Company's Comprehensive Investment Portfolio* was $344 million with 100% of the portfolio performing.

The Company also announced that its Board of Directors has declared a monthly distribution of $0.1175 per share for March 2016, which will be payable on April 1, 2016 to stockholders of record on March 24, 2016. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:
At December 31, 2015:
 Comprehensive Investment portfolio* fair value: $344.0 million
Number of portfolio companies*: 47
Net assets: $188.3 million
Net asset value per share: $16.33
Portfolio Activity** for the Quarter Ended December 31, 2015
 Investments made during the quarter: $14.4 million
Investments prepaid or sold during the quarter: $39.5 million
Portfolio Activity** for the Year Ended December 31, 2015
 Investments made during the year: $119.4 million
Investments prepaid or sold during the year: $104.2 million
Operating Results for the Quarter Ended December 31, 2015
 Net investment income: $4.1 million
Net realized and unrealized loss: $8.5 million
Net decrease in net assets from operations: $4.4 million
Net investment income per share: $0.35
Operating Results for the Year Ended December 31, 2015
 Net investment income: $15.4 million
Net realized and unrealized loss: $14.3 million
Net increase in net assets from operations: $1.0 million
Net investment income per share: $1.33
* The Comprehensive Investment Portfolio is comprised of the Company's investment portfolio and the senior secured loans held by the First Lien Loan Program ("FLLP") attributable to the Company, but does not include the equity interest in FLLP.
** Includes investment activity within FLLP attributable to the Company.

"2015 was a very productive year for SUNS. At December 31, 2015, our portfolio is 100% performing, we have no direct energy exposure and approximately 99% of our comprehensive investment portfolio exposure is in senior secured loans. During the year, SUNS made significant progress with its strategic investments in Gemino Healthcare Finance and the First Lien Loan Program whose contributions to net investment income grew meaningfully as their portfolios ramped," said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. "We view the unrealized depreciation in NAV in the second half of 2015 resulting from technical mark-to-market valuations as temporary and expect to fully recoup the mark-to-market adjustments when these loans are repaid. With substantial capital available to take advantage of the current favorable investment environment, we believe SUNS is well positioned and has a clear path to grow investment income in 2016."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Thursday, February 25, 2016. All interested parties may participate in the conference call by dialing (877) 726-5933 approximately 5-10 minutes prior to the call, international callers should dial (530) 379-4649. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 23484157 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Solar Senior Capital Ltd. website, www.solarseniorcap.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Senior Capital Ltd. website. Additionally, a telephone replay will be available until March 10, 2016 and can be accessed by dialing (855) 859-2056 and using the passcode 23484157. International callers should dial (404) 537-3406.

Portfolio and Investment Activity

Investment Activity

During the three months ended December 31, 2015, the Company had gross originations of $14.4 million across five portfolio companies. Investments sold or prepaid during the quarter ended December 31, 2015 totaled approximately $39.5 million, including repayments within FLLP attributable to the Company.

During the fiscal year ended December 31, 2015, the Company had gross investments of approximately $119.4 million across 22 portfolio companies, including our ownership of investments made by FLLP. Investments sold or prepaid during the fiscal year ended December 31, 2015 totaled $104.2 million including repayments within FLLP attributable to the Company.

Portfolio Composition

At December 31, 2015, the weighted average yield on our income producing investments, inclusive of the distribution yield on our equity interests in Gemino Healthcare Finance ("Gemino") and FLLP, was 7.9%, measured at fair value, and 7.4% measured at amortized cost. As of December 31, 2015 100% of the portfolio is performing. The characteristics of our Comprehensive Investment Portfolio at December 31, 2015 were as follows:

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Comprehensive Portfolio Composition, measured at fair      Amount
value:                                                     ($mm)       %
----------------------------------------------------------------------------
Senior secured loans                                       $241.2    70.1%
----------------------------------------------------------------------------
Senior secured loans in FLLP, attributable to the                    18.9%
Company                                                    $65.1
----------------------------------------------------------------------------
Gemino Healthcare Finance, whose diversified loan
portfolio is comprised entirely of floating rate senior    $34.0      9.9%
secured loans
----------------------------------------------------------------------------
Total Senior Secured Loans                                 $340.3    98.9%
----------------------------------------------------------------------------
Unsecured debt                                              $3.7      1.1%
----------------------------------------------------------------------------
Equity and equity-like securities, excluding Gemino
Finance and FLLP Membership Interests                       $0.0      0.0%
----------------------------------------------------------------------------
Total Comprehensive Investment Portfolio                   $344.0     100%
----------------------------------------------------------------------------
Floating Rate Investments and as % of the income-
producing Comprehensive Portfolio                          $340.3    98.9%
----------------------------------------------------------------------------

Gemino Healthcare Finance LLC

At December 31, 2015, Gemino's $130.6 million funded portfolio consists of senior secured loans from 36 issuers with an average funded exposure of $3.6 million. All of the commitments from Gemino are floating rate, senior secured loans. During the year ended December 31, 2015, Gemino funded originations of $28.1 million across 11 portfolio companies, while Gemino had full repayments of $24.7 million from 11 portfolio companies over the same period. For the year ended December 31, 2015, Gemino distributed $3.51 million to SUNS. The annualized distribution yield to SUNS, at cost, for the quarter ended December 31, 2015 was 11.0%, up from the 10.0% annualized distribution yield for the quarter ended December 31, 2014.

First Lien Loan Program LLC

At December 31, 2015, the fair value of FLLP's investment portfolio was $74.4 million consisting of senior secured loans from 15 issuers with an average issuer exposure of $5.0 million. All of the loans in FLLP are floating rate, senior secured loans. During the year ended December 31, 2015, FLLP funded $76.3 million across 15 portfolio companies and had repayments of $1.0 million over the same period. For the year ended December 31, 2015, FLLP distributed $1.8 million to the Company. FLLP's annualized distribution yield to the Company, at cost, for the quarter ended December 31, 2015 was 9.1%. Distributions from FLLP to the Company grew significantly over 2015 with the portfolio ramp and more efficient use of its balance sheet.

Portfolio Company Ratings

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with 1 representing the least amount of risk.

As of December 31, 2015, 100% of the investment portfolio was performing and the composition of the SUNS' portfolio, on a risk ratings basis, was as follows:

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          Internal
        Performance             Investments at Fair          % of Total
           Rating                      Value                  Portfolio
----------------------------------------------------------------------------
             1                         $30.3                    9.9%
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             2                         $247.1                   80.6%
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             3                         $29.0                    9.5%
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             4                          $0.1                    0.0%
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Results of Operations for Fiscal Year Ended December 31, 2015 compared to the Fiscal Year Ended December 31, 2014

Investment Income

For the fiscal years ended December 31, 2015 and December 31, 2014, gross investment income totaled $25.4 million and $22.1 million, respectively. The increase in gross investment income from fiscal year 2014 to fiscal year 2015 was primarily due to the launch and subsequent growth of FLLP's portfolio and growth in the distributions from Gemino from a larger average portfolio.

Expenses

Net expenses totaled $10.1 million and $8.3 million, respectively, for the fiscal years ended December 31, 2015 and December 31, 2014. The increase in net expenses for the year ended December 31, 2015 was primarily due to higher interest costs, including $0.8 million in expenses related to the amendment and extension of the credit facility and higher management fees on a larger average portfolio over the course of the year as compared to the average portfolio size in 2014. For the fiscal years ended December 31, 2015 and December 31, 2014, $0.7 million and $0.2 million of performance-based incentive fees were voluntarily waived by the Company's investment manager, respectively.

Net Investment Income

Net investment income, excluding non-recurring expenses, was $16.2 million or $1.40 per average share and $14.8 million and $1.28 per average share for the fiscal years ended December 31, 2015 and 2014, respectively. For the fiscal years ended December 31, 2015 and 2014, including approximately $0.8 million and $1.0 million of non-recurring expenses related to amending and extending our credit facility, the Company's net investment income was $15.4 million, or $1.33 per share and $13.8 million or $1.20 per average share, respectively.

Net Realized and Unrealized Losses

Net realized and unrealized losses for the fiscal years ended December 31, 2015 and 2014 totaled approximately $14.3 million and $2.1 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the fiscal years ended December 31, 2015, and December 31, 2014, the Company had a net increase in net assets resulting from operations of $1.0 million and $11.7 million, respectively. For the same periods, earnings per average share were $0.09 and $1.01, respectively.

Liquidity and Capital Resources

At December 31, 2015, the Company had $116.2 million in borrowings outstanding on its $175 million Credit Facility and $58.8 million of unused capacity, subject to effective borrowing base limits. When considering the combined $58.0 million equity commitment plus expected available credit, the expected investable capital for the FLLP joint venture together with the Company's balance sheet approaches $130 million, subject to borrowing base limitations.

                         SOLAR SENIOR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                    (in thousands, except share amounts)

                                       December 31, 2015  December 31, 2014
                                       -----------------  -----------------
Assets
Investments at fair value:
  Companies less than 5% owned (cost:
   $253,373 and $302,343, respectively)$         242,502  $         302,422
  Companies 5% to 25% owned (cost:
   $3,816 and $4,034, respectively)                2,423              3,623
  Companies more than 25% owned (cost:
   $62,423 and $32,839, respectively)             61,593             34,421
                                       -----------------  -----------------

    Total investments (cost: $319,612
     and $339,216, respectively)                 306,518            340,466
Cash                                               3,070              7,471
Cash equivalents (cost: $49,997 and
 $35,000, respectively)                           49,997             35,000
Interest receivable                                2,040              1,029
Dividends receivable                                 526                442
Receivable for investments sold                       45                 --
Prepaid expenses and other assets                    381                389
                                       -----------------  -----------------

  Total assets                         $         362,577  $         384,797
                                       -----------------  -----------------

Liabilities
Credit facility payable                $         116,200  $         143,200
Payable for investments and cash
 equivalents purchased                            54,897             35,000
Distributions payable                              1,355              1,355
Management fee payable                               831                798
Interest payable                                     262                277
Administrative services expense payable              534                444
Other liabilities and accrued expenses               194                204
                                       -----------------  -----------------

  Total liabilities                    $         174,273  $         181,278
                                       -----------------  -----------------

Net Assets
Common stock, par value $0.01 per
 share, 200,000,000 and 200,000,000
 common shares authorized,
 respectively, and 11,533,315 and
 11,533,315 issued and outstanding,
 respectively                          $             115  $             115
Paid-in capital in excess of par                 211,486            211,449
Distributions in excess of net
 investment income                                (5,185)            (3,529)
Accumulated net realized loss                     (5,018)            (5,766)
Net unrealized appreciation
 (depreciation)                                  (13,094)             1,250
                                       -----------------  -----------------

  Total net assets                     $         188,304  $         203,519
                                       =================  =================

Net Asset Value Per Share              $           16.33  $           17.65
                                       =================  =================

                         SOLAR SENIOR CAPITAL LTD.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except share amounts)

                                                Year ended December 31,
                                           --------------------------------
                                                 2015             2014
                                           ---------------  ---------------
INVESTMENT INCOME:
Interest:
  Companies less than 5%                   $        19,732  $        18,550
  Companies 5% to 25% owned                            214              221
Dividends:
  Companies more than 25% owned                      5,272            3,277
Other income:
  Companies less than 5% owned                         196               56
  Companies more than 25% owned                         32               --
                                           ---------------  ---------------

Total investment income                             25,446           22,104
                                           ---------------  ---------------

EXPENSES:
Management fees                            $         3,458  $         2,875
Performance-based incentive fees                       740              440
Interest and other credit facility expenses          4,201            3,140
Administrative services expense                      1,130            1,069
Other general and administrative expenses            1,284              993
                                           ---------------  ---------------

  Total expenses                                    10,813            8,517
                                           ---------------  ---------------

Performance-based incentive fees waived               (740)            (227)
                                           ---------------  ---------------

  Net expenses                                      10,073            8,290
                                           ---------------  ---------------

    Net investment income                  $        15,373  $        13,814
                                           ---------------  ---------------

REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS AND CASH EQUIVALENTS:

Net realized gain (loss) on investments and
 cash equivalents (companies less than 5%
 owned)                                    $            18  $          (638)
Net change in unrealized gain (loss) on
 investments and cash equivalents                  (14,344)          (1,486)
                                           ---------------  ---------------

  Net realized and unrealized gain (loss)
   on investments and cash equivalents             (14,326)          (2,124)
                                           ---------------  ---------------

NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                $         1,047  $        11,690
                                           ===============  ===============

EARNINGS PER SHARE                         $          0.09  $          1.01
                                           ===============  ===============

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien and second lien debt instruments.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(212) 993-1670